Exhibit 99.6

To Our Clients:

On June 23, 2015, Tri-State 1st Banc, Inc., an Ohio corporation (“TSOH”), FMNB Merger Subsidiary, LLC, an Ohio limited liability company (“Merger Sub”), and Farmers National Banc Corp., an Ohio corporation (“Farmers”), entered into the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) providing for the merger of TSOH with and into Merger Sub (the “Merger”).

Subject to the terms and conditions of the Merger Agreement (attached as Annex B to the proxy statement/prospectus dated August 17, 2015), TSOH common shareholders have the opportunity to elect, subject to certain limitations, for each TSOH common share:

1.	STOCK ELECTION: 1.747 Farmers common shares;

2.	CASH ELECTION: $14.20 in cash without interest; or

3.	NO ELECTION: Shareholders choosing “NO ELECTION” will be entitled to receive a combination of Farmers common shares and cash as provided in the Merger Agreement.

TSOH shareholders will be deemed to have made “NO ELECTION” if:

•	The “Election Form and Letter of Transmittal” is not properly completed or if they otherwise fail properly to make an election;

•	A properly completed “Election Form and Letter of Transmittal,” together with their common share certificate(s), confirmation of book-entry transfer or a properly completed Notice of Guaranteed Delivery, is not received by Computershare Trust Company, N.A. and Computershare Inc. (the “Exchange Agent”) before the Election Deadline;

•	They properly and timely revoke a prior election without making a new election; or

•	They check the “No Election” box on the Election Form.

These elections will be subject to proration based on (i) the number of common shares subject to each type of election and (ii) the provisions of the Merger Agreement that are intended to ensure that 75% of the outstanding TSOH common shares are converted into the right to receive Farmers common shares and the remaining outstanding TSOH common shares are converted into the right to receive cash.

Because we are the holder of record for your common shares, only we can make an election for your common shares in accordance with your instructions. Please instruct us on how to make an election with respect to your TSOH common shares. If you do not provide us with instructions, we will not make an election for you, and you will be deemed to have made “No Election.”

Please note the following:

•	The deadline for submitting election forms (the “Election Deadline”) is September 21, 2015. Unless we have otherwise advised you of an earlier processing deadline, it is imperative that we receive your instructions prior to the Election Deadline.

•	If you miss our processing deadline, you will be deemed to have made “No Election.”

•	The receipt of Farmers common shares, cash or Farmers common shares and cash in exchange for TSOH common shares pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. Because the tax consequences will depend on personal circumstances, you should consult your tax advisor for a full understanding of the Merger to you, including the application and effect of foreign, federal, state, local or other tax laws.

Please provide your signed instructions below:

ELECTION OPTIONS

STOCK ELECTION (1.747 Farmers common shares for each TSOH common share)

☐     Mark this box to elect to make a stock election with respect to ALL of your TSOH common shares.

☐     Mark this box to elect to make a stock election with respect to the following number of your TSOH common shares:             . Please fill in the number of common shares for which you would like to make a stock election.

CASH ELECTION ($14.20 in cash without interest for each TSOH common share)

☐     Mark this box to elect to make a cash election with respect to ALL of your TSOH common shares.

☐     Mark this box to elect to make a cash election with respect to the following number of your TSOH common shares:             . Please fill in the number of common shares for which you would like to make a cash election.

NO ELECTION

☐     Mark this box to make no election with respect to ALL of your TSOH common shares.

No guarantee can be made that you will receive the amount of cash consideration or stock consideration that you elect. No guarantee can be made as to the value of the consideration received relative to the value of the TSOH common shares being exchanged. You are encouraged to obtain current market quotations for TSOH common shares when making your election.

If you do not elect one of these options, the Exchange Agent will treat you as having made “No Election.”

Signature of Common Shareholder	Signature of Common Shareholder	Phone Number

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION

AND RISK OF THE ELECTING COMMON SHAREHOLDER. IF DELIVERED BY MAIL,

REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, IS RECOMMENDED.

IN ALL CASES, SUFFICIENT TIME SHOULD BE

ALLOWED TO ENSURE DELIVERY.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT YOUR BROKER OR

FINANCIAL ADVISOR DIRECTLY.

PROMPT ACTION IS REQUESTED.

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